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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 6, 2000


                             NABORS INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


                Delaware                    1-9245             930711613
      (State or Other Jurisdiction       (Commission         (IRS Employer
            of Incorporation)            File Number)      Identification No.)


         515 West Greens Road, Suite 1200
                  Houston, Texas                                 77067
     (Address of Principal Executive Offices)                  (Zip Code)


         Registrant's telephone number, including area code:  (281) 874-0035


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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         ITEM 5. OTHER EVENTS.

         At the June 6, 2000 annual meeting of stockholders of Nabors Industries, Inc., the stockholders approved an increase in Nabors' authorized common stock from 200 million to 400 million shares. On June 7, 2000, Nabors filed an amendment to its restated certificate of incorporation reflecting the increase in common stock. A copy of the amendment is filed as an exhibit to this report, and is incorporated in this report by reference.

         On June 15, 2000, Nabors issued a press release announcing the pricing of its 20-year zero coupon convertible debentures. A copy of the press release is filed as an exhibit to this report and is incorporated in this report by reference.

         On June 20, 2000, Nabors issued $825,000,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2020 pursuant to an Indenture entered into with Bank One, N.A., as trustee. The issue price was $608.41 for each $ 1,000.00 in face value, which will provide gross proceeds to Nabors of approximately $502 million and potentially up to another $76 million if the over-allotment is exercised. The issue price represents a yield-to-maturity of 2.5%. The conversion provision is at a fixed ratio of 10.738 shares per $1,000.00 face value, subject to adjustment in certain circumstances. The debentures can be put to the company on the third, eighth and thirteenth anniversaries of the issue date at the issue price plus the accrued original issue discount and can be paid in cash or stock at Nabors' option. The bonds are callable by Nabors any time after the third anniversary of the issue at the issue price plus accrued original issue discount. Nabors has agreed to register for resale the debentures and the common stock issuable upon conversion or repurchase of the debentures, pursuant to a Registration Rights Agreement dated as of June 15, 2000 between Nabors Industries, Inc. and the initial purchaser of the debentures. Copies of the Indenture and Registration Rights Agreement are filed as an exhibit to this report and are incorporated in this report by reference.

         This announcement is not, and is not to be deemed, an offer to sell the Zero Coupon Convertible Senior Debentures or the common stock underlying such securities to any party.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  Exhibit No.        Description
                  -----------        -----------
                  3.1                Certificate of Amendment to the Restated Certificate of Incorporation
                                     of Nabors Industries, Inc.
                  4.1                Indenture dated as of June 20, 2000 between the Nabors Industries,
                                     Inc. and Bank One, N.A., as Trustee



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
                  4.2                Form of Debenture (contained in Exhibit 4.1)
                  4.3                Registration Rights Agreement dated as of June 15, 2000 between
                                     Nabors Industries, Inc. and the initial purchaser
                  99.1               Press release of June 15, 2000




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                  Pursuant to the requirements of the Securities Exchange Act of
         1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NABORS INDUSTRIES, INC.


         Date: June 21, 2000         By: /s/ Anthony G. Petrello
                                        -------------------------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer


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                                  EXHIBIT INDEX

Exhibit No.               Description                                                              Page No.
-----------               -----------                                                              --------
3.1                       Certificate of Amendment to the Restated Certificate of
                          Incorporation of Nabors Industries, Inc......................................6
4.1                       Indenture dated as of June 20, 2000 between the Nabors
                          Industries, Inc. and Bank One, N.A., as Trustee..............................8
4.2                       Form of Debenture (contained in Exhibit 4.1)................................63
4.3                       Registration Rights Agreement dated as of June 15, 2000.....................79 between Nabors Industries, Inc. and the initial purchaser
99.1                      Press release of June 15, 2000.............................................100